Exhibit 21.1

Subsidiaries for 2021 Form 10-K

1.	Greenbrier Petroleum Corporation	U.S. (WV)

2.	McJunkin de Angola, LDA	Angola (inactive)

3.	McJunkin Red Man de Mexico S. de R.L. de C.V.	Mexico

4.	McJunkin Red Man Development Corporation	U.S. (Delaware) (inactive)

5.	McJunkin Red Man International Corp.	BVI

6.	McJunkin Red Man International Services Corp.	BVI

7.	McJunkin Red Man Servicios S. de R.L. de C.V.	Mexico

8.	McJunkin Red Man UK Ltd	UK

9.	McJunkin Venezuela	Venezuela (inactive)

10.	Midway-Tristate Corporation	U.S. (New York) (inactive)

11.	Milton Oil & Gas Company	U.S. (WV)

12.	MRC Flangefitt Limited	UK

13.	MRC Global Australia Pty Ltd	Australia

14.	MRC Global (Belgium) NV	Belgium

15.	MRC Global (Canada) Ltd.	Canada

16.	MRC Global (Caspian) LLP	Kazakhstan

17.	MRC Global Distribution (Nigeria) Limited	Nigeria

18.	MRC Global (Finland) Oy	Finland

19.	MRC Global (France) SAS	France

20.	MRC Global (Germany) GmbH	Germany

21.	MRC Global (Italy) Srl	Italy

22.	MRC Global (Korea) Limited	Korea

23.	MRC Global Management Company	U.S. (Delaware)

24.	MRC Global Middle East FZE	UAE

25.	MRC Global Middle East Trading L.L.C.[1]	UAE

26.	MRC Global (Netherlands) B.V.	Netherlands

27.	MRC Global (New Zealand) Limited	New Zealand

28.	MRC Global Norway AS	Norway

29.	MRC Global (Saudi Arabia) LLC[2]	Saudi Arabia

30.	MRC Global Services Company LLC	U.S. (Delaware)

31	MRC Global (Singapore) Pte. Ltd.	Singapore

32.	MRC Global (Thailand) Company Limited	Thailand

33.	MRC Global (UK) Limited	UK

34.	MRC Global (US) Inc.	U.S. (Delaware)

35.	MRC Stream AS	Norway

36.	MRC Transmark Group B.V.	Netherlands

37.	MRC Transmark Holdings UK Limited	UK

38.	MRC Transmark International B.V.	Netherlands

39.	PT MRC Global Indonesia	Indonesia

40.	PT SPF Indonesia	Indonesia

41.	Red Man Pipe & Supply International Limited	Jamaica (inactive)

42.	Ruffner Realty Company	U.S. (WV)

43.	The South Texas Supply Company, Inc.	U.S. (inactive)

1 MRC Global Middle East Trading L.L.C. is owned 49% by MRC Transmark Holdings UK Ltd. and 51% by Professional Partnership Investments L.L.C., a local corporate sponsor in Abu Dhabi, UAE.

2 MRC Global (Saudi Arabia) LLC is owned 75% by MRC Transmark Group B.V., 12.5% by Saudi Trading & Research Co Ltd, and 12.5% by Unique Effort Trading Co., Ltd.